Exhibit 5

Suite 2800 1100 Peachtree St. Atlanta GA 30309-4530 t 404 815 6500 f 404 815 6555 www.KilpatrickStockton.com

September 19, 2002

United Community Banks, Inc.
63 Highway 515
Blairsville, Georgia  30512

                                Re:          Registration Statement on Form S-8 for the United Community Banks, Inc.
                                                2000 Key Employee Stock Option Plan

Gentlemen:

                We have acted as counsel for United Community Banks, Inc., a Georgia corporation (the “Company”), in preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) relating to the Company's 2000 Key Employee Stock Option Plan (the “Plan”) and the proposed offer and sale of up to 1,303,000 shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”) pursuant thereto.

                 In such capacity, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion expressed herein.

                Based upon and subject to the foregoing, it is our opinion that the shares of Common Stock to be issued by the Company in accordance with the terms and conditions of the Plan will be, upon issuance, sale, and delivery in the manner and under the terms and conditions described in the Registration Statement and the Plan, validly issued, fully paid, and nonassessable.

                We hereby consent to the use of this opinion as an exhibit to the Registration Statement and any amendments thereto.

                                                                                                Sincerely,

                                                                                                KILPATRICK STOCKTON LLP

                                                                                                By:  /s/ Richard R. Cheatham
                                                                                                        Richard R. Cheatham
                                                                                                        Partner